UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2009

OSAGE EXPLORATION AND DEVELOPMENT, INC.
(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 Fifth Avenue Suite 310 San Diego, CA 92101 (Address of principal executive offices)	(619) 677-3956 (Issuer’s telephone number)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2009, Osage Exploration and Development, Inc. Sucursal Colombia, the Colombian branch of Osage Exploration and Development, Inc. (the “Company”) entered into the Rosa Blanca Block Settlement Agreement (the “Agreement”) with Gold Oil, PLC Sucursal Colombia, EMPESA, SA and Lewis Energy Colombia, Inc. whereby the Company has terminated its participation in the Rosa Blanca block in Colombia.

Item 7.01 Regulation FD Disclosure.

On September 17, 2009, the Company released a press release announcing that it has terminated its participation in the Rosa Blanca block in Colombia.  The press release is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1	Press release dated September 17, 2009 issued by Osage Exploration and Development, Inc.
Exhibit 99.2	Rosa Blanca Block Settlement Agreement between Lewis Energy Colombia, Inc., Osage Exploration and Development, Inc. Sucursal Colombia, Gold Oil PLC Sucursal Colombia and EMPESA S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: September 17, 2009	By:	/s/ Kim Bradford
Kim Bradford
President and Chief Executive Officer